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                                                                 EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                          SOUTHEAST TEXAS HOSPITAL, LP


         Southeast Texas Hospital, LP (hereinafter called the "partnership"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending the Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on May 22, 2003, hereby certifies that:

         1. The name of the partnership is Southeast Texas Hospital, LP.

         2. Pursuant to Section 17-202 of the Act, the Certificate of Limited Partnership is amended as follows:

         Article 1 of the Certificate of Limited Partnership is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  "The name of the partnership is The Medical Center of Southeast Texas, LP."

         The undersigned, a general partner of the partnership, executed this Certificate of Amendment on September 30, 2003.



                                     IASIS HEALTHCARE HOLDINGS, INC.
                                     General Partner


                                     By: /s/ Frank Coyle
                                     Its:  Secretary, Frank Coyle